EXHIBIT 99.1
Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346
Media Contact: Amy Peterson, amy.peterson@avid.com, 978-640-3448

Avid Announces Fourth Quarter 2009 Results

TEWKSBURY, Mass., January 28, 2010 — Avid® (NASDAQ: AVID) today reported revenues of $174.7 million for the three-month period ended December 31, 2009, compared to $206.7 million for the same period in 2008. The GAAP net loss for the quarter was $17.9 million, or $0.48 per share, compared to a GAAP net loss of $100.3 million, or $2.71 per share, in the fourth quarter of 2008.

The GAAP net loss for the fourth quarter of 2009 included amortization of intangibles, stock-based compensation, restructuring charges, acquisition related costs, net gains from divested product lines and related tax adjustments, collectively totaling $16.5 million. Excluding these items, the non-GAAP net loss was $1.4 million for the fourth quarter, or $0.04 per share.

The GAAP operating loss for the fourth quarter was $15.1 million, including amortization of intangibles, stock-based compensation, restructuring charges, acquisition related costs and net gains from divested product lines collectively totaling $17.1 million.   Excluding these items, the non-GAAP operating profit was $2.0 million for the fourth quarter.

“Avid has made good progress this quarter.  Our revenues were up sequentially and we believe our markets are stabilizing with some signs of recovery,” said Gary Greenfield, chairman and CEO at Avid. “We reported a non-GAAP operating profit for the quarter and with the majority of our cost structure transformation complete we feel we are well positioned for margin expansion.”

Revenues for the year ended December 31, 2009 were $629.0 million, compared to revenues of $844.9 million for 2008. GAAP net loss for 2009 was $68.4 million, or $1.83 per share, compared to GAAP net loss of $198.2 million, or $5.28 per share for 2008. GAAP net loss for 2009 included $55.7 million of amortization, stock-based compensation, restructuring charges, acquisition related costs, net gains from divested product lines and related tax adjustments. Excluding these items, the non-GAAP net loss was $12.7 million or $0.34 per share for 2009. GAAP net loss for 2008 included $172.9 million of amortization, stock-based compensation, restructuring charges, net gains from divested product lines, impairment charges and related tax adjustments. Excluding these items, the non-GAAP net loss was $25.2 million or $0.67 per share for 2008.

The company’s cash balance on December 31, 2009 was $109 million, or approximately $2.91 per share.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. The reconciliation for operating income (loss), net income (loss) and earnings (loss) per share for the three- and twelve-month periods ended December 31, 2009 and 2008 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s fourth quarter 2009 financial results will be held today, January 28, 2010 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Annual Report on Form 10-K. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. This release also makes forward-looking statements about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its corporate strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid

Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home.  Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Avid Unity™, Interplay®, Oxygen 8, Sibelius® and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2010 Avid Technology, Inc. All rights reserved. Product features, specifications, systems requirements and availability are subject to change without notice.  Avid, Pinnacle Studio, Avid Unity, Interplay, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net revenues:
Products	$140,140	$173,255	$509,215	$714,232
Services	34,539	33,451	119,755	130,669
Total net revenues	174,679	206,706	628,970	844,901

Cost of revenues:
Products	66,588	97,182	243,362	369,186
Services	16,239	18,128	59,754	73,888
Amortization of intangible assets	568	753	2,033	7,526
Restructuring costs	-	1,876	799	1,876
Total cost of revenues	83,395	117,939	305,948	452,476

Gross profit	91,284	88,767	323,022	392,425

Operating expenses:
Research and development	30,015	33,291	120,989	148,598
Marketing and selling	50,279	49,511	177,759	208,735
General and administrative	17,164	17,422	56,929	78,591
Amortization of intangible assets	2,732	2,837	10,511	12,854
Impairment of goodwill and intangible assets	-	78,715	-	129,972
Restructuring costs, net	9,741	21,305	26,873	25,412
Gain on sales of assets	(3,553)	(13,287)	(155)	(13,287)
Total operating expenses	106,378	189,794	392,906	590,875

Operating loss	(15,094)	(101,027)	(69,884)	(198,450)

Interest and other income (expense), net	(94)	331	(123)	2,936
Loss before income taxes	(15,188)	(100,696)	(70,007)	(195,514)

Provision for (benefit from) income taxes, net	2,733	(443)	(1,652)	2,663

Net loss	$(17,921)	$(100,253)	$(68,355)	$(198,177)

Net loss per common share - basic and diluted	$(0.48)	$(2.71)	$(1.83)	$(5.28)

Weighted-average common shares outstanding - basic and diluted	37,415	37,012	37,293	37,556

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Change in Financial Presentation
Beginning January 1, 2009, we combined our professional video and consumer video businesses into a single reporting segment.
We will now consequently report on two business segments: Audio and Video. Please note that the segment contribution margin calculation has also changed from last year. Segment contribution margin is now calculated as segment gross margin less the research and development and product management expenses directly attributable to the segment. Comparative results for the 2008 periods have been updated to reflect our new business structure.

Summary of the Company's revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating loss:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Video (a)	$106,192	$134,296	$375,010	$551,706
Audio	68,487	72,410	253,960	293,195
Total revenues	$174,679	$206,706	$628,970	$844,901

Contribution Margin:
Video	$35,815	$31,762	$113,524	$144,639
Audio	26,090	25,211	91,534	101,489
Segment contribution margin	61,905	56,973	205,058	246,128

Less unallocated costs and expenses:
Research and development expenses	(1,694)	(1,779)	(6,918)	(7,170)
Marketing and selling expenses	(42,224)	(45,929)	(158,812)	(191,948)
General and administrative expenses	(15,948)	(14,982)	(51,598)	(66,906)
Amortization of acquisition-related intangible assets	(3,300)	(3,590)	(12,544)	(20,380)
Impairment of goodwill and intangible assets	-	(78,715)	-	(129,972)
Stock-based compensation	(3,486)	(3,111)	(13,394)	(14,201)
Restructuring costs, net	(9,741)	(23,181)	(27,672)	(27,288)
Other costs	(4,159)	-	(4,159)	-
Gain on sales of assets	3,553	13,287	155	13,287
Consolidated operating loss	$(15,094)	$(101,027)	$(69,884)	$(198,450)

(a) Includes revenues from non-core product lines of:	$19	$11,294	$1,893	$61,508

Reconciliation of GAAP operating loss to Non-GAAP operating income (loss):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP operating loss	$(15,094)	$(101,027)	$(69,884)	$(198,450)

Adjustments to reconcile to Non-GAAP operating income (loss):
Amortization of intangible assets	3,300	3,590	12,544	20,380
Impairment of goodwill and intangible assets	-	78,715	-	129,972
Stock-based compensation	3,486	3,111	13,394	14,201
Restructuring costs, net	9,741	23,181	27,672	27,288
Other costs	4,159	-	4,159	-
Gain on sales of assets	(3,553)	(13,287)	(155)	(13,287)
Non-GAAP operating income (loss):	$2,039	$(5,717)	$(12,270)	$(19,896)

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Reconciliation of GAAP net loss to Non-GAAP net loss:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP net loss	$(17,921)	$(100,253)	$(68,355)	$(198,177)

Adjustments to reconcile to Non-GAAP net loss:
Amortization of intangible assets	3,300	3,590	12,544	20,380
Impairment of goodwill and intangible assets	-	78,715	-	129,972
Stock-based compensation	3,486	3,111	13,394	14,201
Restructuring costs, net	9,741	23,181	27,672	27,288
Other costs	4,159	-	4,159	-
Gain on sales of assets	(3,553)	(13,287)	(155)	(13,287)
Related tax adjustments	(585)	(4,331)	(1,942)	(5,619)
Non-GAAP net loss:	$(1,373)	$(9,274)	$(12,683)	$(25,242)

Weighted-average common shares outstanding - diluted	37,415	37,012	37,293	37,556

Non-GAAP net loss per common share - diluted	$(0.04)	$(0.25)	$(0.34)	$(0.67)

	Three Months Ended		Twelve Months Ended
Stock-based compensation included in:	December 31,		December 31,
	2009	2008	2009	2008
Cost of products revenues	$193	$136	$859	$616
Cost of services revenues	286	131	1,154	539
Research and development expenses	717	605	2,454	2,820
Marketing and selling expenses	1,074	897	3,596	4,005
General and administrative expenses	1,216	1,342	5,331	6,221
	$3,486	$3,111	$13,394	$14,201

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	December 31,	December 31,
	2009	2008
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$108,877	$147,694
Accounts receivable, net of allowances of $16,347 and $23,182
at December 31, 2009 and 2008, respectively	79,741	103,527
Inventories	77,243	95,755
Prepaid and other current assets	29,913	43,969
Total current assets	295,774	390,945

Property and equipment, net	37,217	38,321
Intangible assets, net	29,235	38,143
Goodwill	227,195	225,375
Other assets	20,455	10,801

Total assets	$609,876	$703,585

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$30,230	$29,419
Accrued expenses and other current liabilities	82,938	101,107
Deferred revenues	39,107	68,581
Total current liabilities	152,275	199,107

Long-term liabilities	14,483	11,823
Total liabilities	166,758	210,930

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	992,489	980,563
Accumulated deficit	(444,661)	(365,431)
Treasury stock at cost, net of reissuances	(112,389)	(124,852)
Accumulated other comprehensive income	7,256	1,952
Total stockholders' equity	443,118	492,655

Total liabilities and stockholders' equity	$609,876	$703,585